Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc. 330-656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330-463-6815

JO-ANN STORES ANNOUNCES 3.3%
SAME-STORE SALES INCREASE IN SEPTEMBER

HUDSON, OH—October 9, 2003 — Jo-Ann Stores, Inc. (NYSE: JAS.A and JAS.B) reported today that September net sales increased 3.5% to $165.2 million from $159.6 million for the same period last year. September same-store sales increased 3.3%, versus a 5.0% same-store sales increase last year.

Through the first nine weeks of the third quarter, net sales increased 6.3% to $288.0 million from $271.1 million for the same period last year. Same-store sales increased 6.0% for the nine weeks quarter-to-date, versus a same-store sales increase of 6.5% for the same period last year.

Year-to-date net sales increased 2.5% to $1.022 billion from $997.1 million in the prior year. Year-to-date same-store sales increased 3.4%, versus a same-store sales increase of 9.4% for the same period last year.

Jo-Ann Stores, Inc. (http:// www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 819 Jo-Ann Fabrics and Crafts traditional stores and 85 Jo-Ann superstores.